Company Contact: James R. McKnight, Jr. Chief Executive Officer 615-771-7575	Investor Relations: Kerry D. Massey Chief Financial Officer 615-771-7575
Diversicare Announces 2018 Third Quarter Results

BRENTWOOD, TN, (November 1, 2018) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services, today announced its results for the third quarter ended September 30, 2018.
Third Quarter 2018 Highlights

•
Net loss from continuing operations was $(7.4) million, or $(1.15) per share, in the third quarter of 2018, compared to net loss from continuing operations of $(0.6) million, or $(0.09) per share, in the third quarter of 2017. The loss in the third quarter of 2018 was mainly attributable to a litigation contingency expense of $6.4 million related to an ongoing Department of Justice (“DOJ”) investigation.

•	Our adjusted EBITDA for the quarter was $3.4 million, compared to $3.9 million in the third quarter of 2017.

•
Under the new Accounting Standard Codification ("ASC") 606, net revenue was $141.4 million in the third quarter of 2018. In accordance with ASC 606, revenue for the third quarter of 2017 was not restated. Revenue for the third quarter of 2018 under legacy GAAP was $145.1 million, compared to $146.4 million in the third quarter of 2017, a decrease of $1.3 million or 1.0%. However, on a same store basis quarterly Revenue under legacy GAAP increased by $0.4 million.

•	The Company did not declare a quarterly dividend for the quarter ending December 31, 2018.
See below for a reconciliation of all GAAP and non-GAAP financial results.
CEO Remarks
“As previously announced, Kerry Massey joined our team as Chief Financial Officer of Diversicare on September 10, 2018. Kerry has already proven to be a valuable addition to our team and we look forward to continuing to benefit from his experience and expertise,” said Jay McKnight, President and Chief Executive Officer of Diversicare.
Commenting on the quarter’s results, Jay said, "This was definitely a challenging quarter as we accrued $6.4 million related to an ongoing government investigation, which I discuss further below. Subsequent to the quarter, we entered into an Asset Purchase Agreement to sell our three centers held for sale in Kentucky for a collective sales price of $18.7 million, which is expected to close in the fourth quarter of 2018. As required by the Company’s bank agreements, the proceeds from the sale will be used to retire debt.
Mr. McKnight continued, “As always, our primary focus is caring for our residents and patients who have been entrusted to us. I am proud of our dedicated and hardworking team members as we continue to lead our peer group in quality measures.”
DOJ Investigation Progress
Explaining the $6.4 million reserve taken in the quarter, Mr. McKnight said, “As we have previously reported, the Company has been the subject of an ongoing investigation by the DOJ regarding potential violations of the False Claims Act related to periods as far back as 2010. The process has developed to the point that the Company has determined to accrue in this quarter $6.4 million as a contingent liability in connection with this matter.  The Company cannot predict whether a settlement can be achieved, the outcome of the litigation if there is no settlement or the length of time necessary to conclude this matter.  Because the outcome of this investigation remains uncertain, the amount ultimately incurred in connection with the resolution of this matter could differ materially from the current accrual, as the Company cannot at this time estimate the possible range of loss that may result from either a settlement or litigation of this matter. The Company denies any wrong doings and will vigorously defend its actions in the event a settlement is not reached. Please review our disclosures and risk factors in our SEC filings for more information."

Third Quarter 2018 Results
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended September 30,
	2018	2017
Skilled nursing occupancy	79.3%	80.1%
As a percent of total census:
Medicare census	10.2%	10.6%
Medicaid census	70.0%	69.1%
Managed Care census	3.8%	3.9%
As a percent of total revenues:
Medicare revenues	24.1%	24.9%
Medicaid revenues	53.9%	52.6%
Managed Care revenues	7.5%	7.5%
Average rate per day:
Medicare	$452.19	$455.95
Medicaid	$180.69	$176.26
Managed Care	$388.64	$379.68

Patient Revenues
Patient revenues were $141.4 million and $146.4 million for the three months ended September 30, 2018 and 2017, respectively, a decrease of $5.0 million. The difference between patient revenues for the third quarter of 2018 is primarily due to the implementation of ASC 606. Refer to Note 4 "Revenue Recognition" to the interim consolidated financial statements. The following summarizes the revenue fluctuations attributable to changes in our portfolio (in thousands):

	Three Months Ended September 30,
	2018		2017
	As reported	As adjusted to Legacy GAAP	As reported	Change
Same-store revenue	$139,083	$142,717	$142,321	$396
2017 acquisition revenue	2,348	2,348	2,244	104
2017 disposition revenue	—	—	1,812	(1,812)
Total revenue	$141,431	$145,065	$146,377	$(1,312)
Our average Medicaid rate per patient day for the third quarter of 2018 increased compared to the third quarter of 2017, resulting in increases in revenue of $1.9 million or 2.5%. Conversely, the average Medicare rate per patient day for the third quarter of 2018 decreased compared to the third quarter of 2017, resulting in decreases in revenue of $0.2 million or 0.8%. Our Hospice average daily census for the third quarter of 2018 increased $1.3 million or 20.6%. Conversely, our Medicare, Managed Care, Medicaid and Private average daily census for the third quarter of 2018 decreased $1.6 million, $0.6 million, $0.7 million and $2.2 million, respectively, or 5.3%, 6.2%, 0.9% and 17.9%, respectively. Our ancillary revenue for the third quarter of 2018 increased $0.6 million.

Operating Expense
Operating expense decreased in the third quarter of 2018 to $113.8 million as compared to $118.1 million in the third quarter of 2017. Operating expense decreased as a percentage of revenue at 80.5% for the third quarter of 2018 as compared to 80.7% for the third quarter of 2017. The following table summarizes the expense fluctuations attributable to changes in our portfolio (in thousands):

	Three Months Ended September 30,
	2018		2017
	As reported	As adjusted to Legacy GAAP	As reported	Change
Same-store operating expense	$112,066	$115,969	$114,868	$1,101
2017 acquisition expense	1,733	1,733	1,863	(130)
2017 disposition expense	—	—	1,373	(1,373)
Total expense	$113,799	$117,702	$118,104	$(402)
Our operating expenses decreased by $0.4 million, which is attributable to favorable variances in nursing and ancillary costs and dietary expenses of $0.4 million and $0.6 million, respectively, in third quarter of 2018 compared to the third quarter of 2017. This was partially offset by unfavorable variances in salaries and related taxes and health insurance costs of $0.3 million and $0.2 million, respectively, in third quarter of 2018 compared to the third quarter of 2017.
One of the largest components of operating expenses is wages, which increased to $69.9 million during the third quarter of 2018 as compared to $69.4 million in the third quarter of 2017.
Lease expense in the third quarter of 2018 remained consistent with the third quarter of 2017 at $13.8 million.
Professional liability expense was $2.9 million and $2.6 million in the third quarters of 2018 and 2017, respectively. Our cash expenditures for professional liability costs of continuing operations stayed consistent at $1.7 million for the third quarters of 2018 and 2017, respectively. Professional liability expense fluctuates based on the results of our third-party professional liability actuarial studies and cash expenditures are incurred to defend and settle existing claims. See “Liquidity and Capital Resources” in our 2018 third quarter 10-Q for further discussion of the accrual for professional liability.
The Company recorded a contingent liability related to the DOJ investigation for $6.4 million in the third quarter of 2018. The Company denies any wrong doing and is prepared to vigorously defend its actions. The Company’s ultimate ability to settle this investigation will depend on several factors, including whether the amount and terms of an acceptable settlement can be reached with the DOJ. Refer to Note 6 to the interim consolidated financial statements for further discussion.
General and administrative expense was $7.5 million in the third quarter of 2018 as compared to $8.1 million in the third quarter of 2017. General and administrative expense decreased as a percentage of revenue to 5.3% in the third quarter of 2018 from 5.5% in the third quarter of 2017. The change in general and administrative expense is attributable to a decrease in salaries and related taxes of $0.5 million in the third quarter of 2018 as compared to the third quarter of 2017.
Depreciation and amortization expense in the third quarter of 2018 remained consistent with the third quarter of 2017 at $3.0 million.
Interest expense in the third quarter of 2018 remained consistent with the third quarter of 2017 at $1.7 million.
As a result of the above, continuing operations reported a loss of $7.6 million before income taxes for the third quarter of 2018 as compared to a loss of $0.9 million for the third quarter of 2017. The benefit for income taxes was $0.2 million for the third quarter of 2018, and the benefit for income taxes was $0.3 million for the third quarter of 2017. Both basic and diluted loss per common share from continuing operations were $1.15 for the third quarter of 2018 as compared to both basic and diluted loss per common share from continuing operations of $0.09 in the third quarter of 2017.
Receivables
Our net receivables balance increased $1.0 million to $65.9 million as of September 30, 2018, from $64.9 million as of December 31, 2017.

Conference Call Information
A conference call has been scheduled for Thursday, November 1, 2018 at 4:00 P.M. Central time (5:00 P.M. Eastern time) to discuss third quarter 2018 results. The conference call information is as follows:

Date:	Thursday, November 1, 2018
Time:	4:00 P.M. Central, 5:00 P.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) Conference ID: 5065409 The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through November 8, 2018, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 3335717.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully integrate the operations of our new nursing center in Alabama, as well as successfully operate all of our centers, our ability to increase census at our renovated centers, changes in governmental reimbursement, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Diversicare provides long-term care services to patients in 76 nursing centers and 8,456 skilled nursings beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS:
Current Assets
Cash and cash equivalents	$3,293	$3,524
Receivables, net	65,927	64,929
Current assets of discontinued operations	20	45
Other current assets	6,242	4,160
Total current assets	75,482	72,658

Property and equipment, net	53,474	69,204
Deferred income taxes	15,891	15,154
Acquired leasehold interest, net	6,403	6,691
Assets held for sale, net	13,299	—
Other assets, net	7,782	3,862
TOTAL ASSETS	$172,331	$167,569

LIABILITIES AND EQUITY (DEFICIT):
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$12,576	$13,065
Trade accounts payable	14,146	14,080
Current liabilities of discontinued operations	461	461
Accrued expenses:
Payroll and employee benefits	20,131	20,013
Current portion of self-insurance reserves	13,051	8,792
Other current liabilities	8,361	7,856
Total current liabilities	68,726	64,267
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion and deferred financing costs, net	77,308	74,603
Self-insurance reserves, less current portion	16,301	13,458
Accrued litigation contingency	6,400	—
Other noncurrent liabilities	5,134	8,779
Total noncurrent liabilities	105,143	96,840

SHAREHOLDERS’ EQUITY (DEFICIT)	(1,538)	6,462

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$172,331	$167,569

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended September 30,
	2018	2017
PATIENT REVENUES, net	$141,431	$146,377
Operating expense	113,799	118,104
Facility-level operating income	27,632	28,273

EXPENSES:
Lease and rent expense	13,764	13,791
Professional liability	2,933	2,617
Litigation contingency expense	6,400	—
General and administrative	7,537	8,083
Depreciation and amortization	2,964	2,988
Lease termination receipts	—	(180)
Total expenses less operating	33,598	27,299
OPERATING (LOSS) INCOME	(5,966)	974
OTHER INCOME (EXPENSE):
Interest expense, net	(1,666)	(1,668)
Hurricane costs	—	(232)
Other income	36	—
Total other expense	(1,630)	(1,900)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(7,596)	(926)
BENEFIT FOR INCOME TAXES	207	345
LOSS FROM CONTINUING OPERATIONS	(7,389)	(581)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
OPERATING INCOME (LOSS)	(8)	1
NET LOSS	$(7,397)	$(580)

NET LOSS PER COMMON SHARE:
Per common share – basic
Continuing operations	$(1.15)	$(0.09)
Discontinued operations	—	—
	$(1.15)	$(0.09)

Per common share – diluted	$(1.15)	$(0.09)
Continuing operations	—	—
Discontinued operations	$(1.15)	$(0.09)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.055	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,400	6,294
Diluted	6,400	6,294

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Nine Months Ended September 30,
	2018	2017
PATIENT REVENUES, net	$423,798	$430,427
Operating expense	337,517	341,937
Facility-level operating income	86,281	88,490

EXPENSES:
Lease and rent expense	41,202	41,297
Professional liability	8,890	8,011
Litigation contingency expense	6,400	—
General and administrative	24,971	25,277
Depreciation and amortization	8,692	8,095
Lease termination receipts	—	(180)
Total expenses less operating	90,155	82,500
OPERATING (LOSS) INCOME	(3,874)	5,990
OTHER INCOME (EXPENSE):
Gain on sale of investment in unconsolidated affiliate	308	733
Interest expense, net	(4,996)	(4,692)
Hurricane costs	—	(232)
Other income	115	—
Total other expense	(4,573)	(4,191)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(8,447)	1,799
BENEFIT (PROVISION) FOR INCOME TAXES	670	(651)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(7,777)	1,148
LOSS FROM DISCONTINUED OPERATIONS:
OPERATING LOSS	(34)	(42)
NET INCOME (LOSS)	$(7,811)	$1,106

NET INCOME (LOSS) PER COMMON SHARE:
Per common share – basic
Continuing operations	$(1.22)	$0.18
Discontinued operations	(0.01)	(0.01)
	$(1.23)	$0.17

Per common share – diluted	$(1.22)	$0.18
Continuing operations	(0.01)	(0.01)
Discontinued operations	$(1.23)	$0.17

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.165	$0.165
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,362	6,274
Diluted	6,362	6,465

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	For Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(7,397)	$(311)	$(103)	$(5,933)	$(580)
Loss (income) from discontinued operations, net of tax	8	4	22	(14)	(1)
Income tax provision (benefit)	(207)	(425)	(38)	6,092	(345)
Interest expense	1,666	1,661	1,669	1,677	1,668
Depreciation and amortization	2,964	2,847	2,881	2,807	2,988
EBITDA	(2,966)	3,776	4,431	4,629	3,730

EBITDA adjustments:
Litigation contingency expense (a)	6,400	—	—	—	—
Executive severance (b)	—	1,172	—	—	—
Gain on bargain purchase (c)	—	—	—	(925)	—
Lease termination receipts (d)	—	—	—	—	(180)
Hurricane costs (e)	—	—	—	—	232
Gain on sale of investment in unconsolidated affiliate (f)	—	(308)	—	—	—
Acquisition & disposition related costs (g)	—	—	46	2	72
Adjusted EBITDA	$3,434	$4,640	$4,477	$3,706	$3,854
Add: Lease expense	$13,764	$13,725	$13,713	$13,691	$13,791
Adjusted EBITDAR	$17,198	$18,365	$18,190	$17,397	$17,645

(a)	Represents non-recurring expected costs associated with the DOJ investigation.
(b)	Represents non-recurring costs associated with severance expenses for the former Chief Executive Officer.
(c)	Represents non-recurring gain on bargain purchase related to the Selma acquisition in July 2017.
(d)	Represents non-recurring lease termination receipts, net of expenses, related to the termination of the Carthage, Mississippi operating lease in September 2017.
(e)	Represents non-recurring hurricane costs related to Hurricanes Harvey and Irma during the third quarter 2017.
(f)	Represents non-recurring gain on the sale of an unconsolidated affiliate in November 2016.
(g)	Represents non-recurring costs associated with acquisition and disposition-related transactions.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(In thousands, except per share data)

	For Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(7,397)	$(311)	$(103)	$(5,933)	$(580)
Adjustments:
Litigation contingency expense (a)	6,400	—	—	—	—
Executive severance (b)	—	1,172	—	—	—
Gain on bargain purchase (c)	—	—	—	(925)	—
Lease termination receipts (d)	—	—	—	—	(180)
Hurricane costs (e)	—	—	—	—	232
Gain on sale of unconsolidated affiliate (f)	—	(308)	—	—	—
Acquisition and disposition related costs (g)	—	—	46	2	72
Tax impact of above adjustments (h)	—	(474)	(15)	600	(43)
Discontinued operations, net of tax	8	4	22	(14)	(1)
Adjusted net income (loss)	$(989)	$83	$(50)	$(6,270)	$(500)

Adjusted net income (loss) per common share
Basic	$(0.15)	$0.01	$(0.01)	$(1.00)	$(0.08)
Diluted	$(0.15)	$0.01	$(0.01)	$(1.00)	$(0.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,400	6,370	6,314	6,295	6,294
Diluted	6,400	6,470	6,314	6,295	6,294

(a)	Represents non-recurring expected costs associated with the DOJ investigation.
(b)	Represents non-recurring costs associated with severance expenses for the former Chief Executive Officer.
(c)	Represents non-recurring gain on bargain purchase related to the Selma acquisition in July 2017.
(d)	Represents non-recurring lease termination receipts, net of expenses, related to the termination of the Carthage, Mississippi operating lease in September 2017.
(e)	Represents non-recurring hurricane costs related to Hurricanes Harvey and Irma during the third quarter 2017.
(f)	Represents non-recurring gain on the sale of an unconsolidated affiliate in November 2016.
(g)	Represents non-recurring costs associated with acquisition and disposition-related transactions.
(h)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data, unaudited)

	Nine Months Ended September 30,
	2018	2017
NET INCOME (LOSS)	$(7,811)	$1,106
Discontinued operations	(34)	(42)
Net income (loss) from continuing operations	(7,777)	1,148
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	8,692	8,095
Provision for doubtful accounts	—	6,407
Litigation contingency expense	6,400	—
Deferred income tax provision (benefit)	(829)	52
Provision for self-insured professional liability, net of cash payments	2,224	(168)
Stock based compensation	947	766
Gain on sale of investment in unconsolidated affiliate	(308)	(733)
Provision for leases in excess of cash payments	(1,363)	(517)
Deferred bonus	—	700
Other	250	388
FUNDS PROVIDED BY OPERATIONS	$8,236	$16,138

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic	$1.29	$2.57
Diluted	$1.27	$2.50
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	6,362	6,274
Diluted	6,491	6,465
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Adjusted Net income (loss) and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for acquisition and disposition related costs, hurricane costs, lease termination receipts, gain on sale of unconsolidated center, gain on bargain purchase, executive severance and litigation contingency expense. We define Adjusted EBITDAR as Adjusted EBITDA adjusted for rent expense. We define Adjusted Net income (loss) as Net income (loss) adjusted for acquisition and disposition related costs, hurricane costs, lease termination receipts, gain on sale of unconsolidated center, gain on bargain purchase, executive severance, litigation contingency expense, tax impact related to those adjustments, and discontinued operations, net of tax. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Adjusted Net income (loss) and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Adjusted Net income (loss) and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA, Adjusted EBITDAR and Adjusted Net income (loss) are important performance measurements because they eliminate certain nonrecurring start-up losses, separation costs and other items. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDAR,

Adjusted Net income (loss) and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended September 30, 2018
	As of September 30, 2018			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds Note (4)	Available Nursing Beds Note (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2018 Q3 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	2,464	2,367	2,095	85.0%	88.5%	9.7%	$44.5	$433.66	$190.59
Kansas	464	462	402	86.6%	87.0%	10.4%	8.1	432.47	179.38
Kentucky	1,285	1,291	1,113	86.6%	86.2%	12.6%	26.6	392.23	176.77
Mississippi	1,039	978	871	83.8%	89.1%	12.8%	18.6	429.24	188.10
Missouri	339	335	230	68.0%	68.8%	6.0%	4.0	461.88	143.57
Ohio	403	392	327	81.1%	83.4%	13.3%	8.6	734.23	246.10
Tennessee	617	546	432	70.1%	79.2%	11.1%	9.0	431.28	191.29
Texas	1,845	1,613	1,233	66.8%	76.4%	6.7%	22.0	502.24	150.61
Total	8,456	7,984	6,703	79.3%	84.0%	10.2%	$141.4	$452.19	$180.69

Note 1:	The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes one nursing center in Indiana.
Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients.
Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

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